                                                                 exhibit (e)(11)

                                                               December 12, 2001


SDL International plc
Butler House
Market Street
Maidenhead
SL6 8AA
United Kingdom

Re:      Stockholder Agreement

Dear Sirs:

         The undersigned (the "Stockholder") understands that SDL International plc, a company organized under the laws of England and Wales ("Acquiror") is considering an acquisition of all or substantially all of the capital stock of ALPNET, Inc. (the "Acquisition").

         The Stockholder is a stockholder of ALPNET, Inc. (the "Company") and is entering into this letter agreement (the "Stockholder Agreement") to induce you to proceed with an Acquisition and to consummate the transactions contemplated thereby.

         The Stockholder confirms its agreement with you as follows:

1. The Stockholder represents, warrants and agrees that Schedule I annexed hereto sets forth the shares of Common Stock of the Company of which the Stockholder or its affiliates (as defined under the Securities Exchange Act of 1934, as amended) are the record and/or beneficial owner and that the Stockholder and its affiliates are on the date hereof the lawful owners of the number of shares of Common Stock set forth in Schedule I beside the name of the Stockholder or such other person. Except as set forth in Schedule I, neither the Stockholder nor any of its affiliates, own or hold any rights to acquire any additional shares of the capital stock of the Company (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares of Common Stock. The Stockholder, has sole voting power and sole power to issue instructions with respect to the matters set forth herein, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to engage in the actions set forth herein, in each case with respect to the shares of Common Stock set forth on
Schedule I hereto beside the name of the Stockholder or such other person.

2. Effective and commencing only at the time SDL and the Company executed a definitive agreement (the "Merger Agreement") providing for the Acquisition (the "Merger Agreement Effective Time") the Stockholder agrees, until February 28, 2002, that it will not permit any company, trust or other person or entity controlled by the Stockholder to, and will not permit any of its affiliates to, contract to sell, sell or otherwise transfer or dispose of any shares of Common Stock or any interest therein or securities convertible therein to or any voting rights with respect thereto, other than (i) pursuant to the Acquisition, or (ii) with your prior written consent.

3. The Stockholder agrees that it will not, and will not permit any such company, trust or other entity or person controlled by it to, and will not authorize any of its affiliates to, directly or indirectly (including through its officers, directors, employees or other representatives) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, Acquisition, consolidation or other business combination involving the Company, or the acquisition of any capital stock or any material portion of the assets of the Company, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Acquiror and its affiliates, or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding with respect to any Competing Transaction or agree to or otherwise assist in the effectuation of any Competing Transaction; provided, however, that nothing herein shall prevent or restrict the Stockholder, or any director or trustee of the Stockholder, who is a director or officer of the Company from taking any action or exercising his independent judgment in his capacity as a director or officer of the Company.

4. Effective and commencing only at the Merger Agreement Effective Time, the Stockholder agrees during the term of this Agreement that all of the shares of Common Stock beneficially owned by the Stockholder, or over which the Stockholder has voting power or control, directly or indirectly (including any shares of Common Stock beneficial ownership of which is acquired by the Stockholder after the date hereof), at the record date for any meeting of the Company's stockholders, however called, or in connection with any written consent of the stockholders of the Company, shall be voted (or caused to be voted) (i) in favor of the Acquisition, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement, this Stockholder Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or under this Stockholder Agreement; and
(iii) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Acquisition and the transactions with you or your affiliates contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as an Acquisition, consolidation or other business combination involving the Company or its Subsidiaries; (2) any sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (3) (a) any change in the majority of the Board of Directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's charter or bylaws; (c) any other material change in the Company's corporate structure or business; or (d) any other action, which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Acquiror of the Acquisition or the transactions contemplated by the Merger Agreement or this Stockholder Agreement.

5. Effective and commencing only at the Merger Agreement Effective Time, the Stockholder hereby grants to, and appoints, Acquiror and its officers, and any other designee of Acquiror, each of them individually, the Stockholder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote (as indicated in Section 4 above) the shares of Common Stock listed on Schedule I hereto beside the name of the Stockholder, and any shares of Common Stock beneficial ownership of which is acquired by the Stockholder after the date hereto at a duly called meeting of the Company's stockholders (and, in the event the

Stockholder has breached its obligations under this Stockholder Agreement or the Company breaches its obligation under the Merger Agreement to call and hold or otherwise fails to hold the Company Stockholders' Meeting, by duly executed written consent of stockholders). The Stockholder intends this proxy to be irrevocable, subject to Section 13 hereof, and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Stockholder's shares of Common Stock. The Stockholder agrees that if requested by Acquiror, the Stockholder will not attend or vote any shares of Common Stock beneficially owned by the Stockholder at any annual or special meeting of stockholders or execute any written consent of stockholders.

6. The Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Stockholder Agreement. The execution, delivery and performance of this Stockholder Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any trust agreement, voting agreement, stockholders agreement or voting trust. This Stockholder Agreement has been duly and validly executed and delivered by the Stockholder, and is enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of any interest of the Stockholder or any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Stockholder Agreement or the consummation of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's shares of Common Stock constitute community property, this letter agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms.

7. Except for filings with the Securities and Exchange Commission, if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Stockholder Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby.

8. The Stockholder's shares of Common Stock (as listed on Schedule I) and the certificates representing such shares of Common Stock are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, rights of first refusal or offer, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

9. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by the Stockholder.

10. The Stockholder agrees that damages are an inadequate remedy for the breach by the Stockholder of any term or condition of this Stockholder Agreement and that Acquiror shall be entitled, without limitation of other available rights or remedies, to specific performance, a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the Stockholder's agreements herein.

11. Effective and commencing at the Merger Agreement Effective Time, the Stockholder agrees that this Stockholder Agreement and the obligations hereunder shall attach to such Stockholder's shares of Common Stock and shall be binding upon any person or entity to which legal or beneficial ownership of such shares of Common Stock shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.

12. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Stockholder Agreement.

13. This Stockholder Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

14. This Stockholder Agreement shall be governed by and construed in accordance with the laws of the State New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Whenever possible, each provision or portion of any provision of this Stockholder Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Stockholder Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Stockholder Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Each party hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the Stockholder at his or its address below, or to Acquiror at the address set forth above, shall be effective service of process for any action, suit or proceeding brought against such party in such court (and such address shall be also used for notices under this Stockholder Agreement). Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Stockholder Agreement or the transactions contemplated hereby, in the courts of the State of New York located in New York City or the United States of America located in New York City, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15. Effective and commencing only at the Merger Agreement Execution Time, the Stockholder agrees that in the event SDL or any of its affiliates commences a tender offer in any Acquisition approved by the Company (and not subsequently rejected) and occurring during the Effective Period, the Stockholder will tender all of its shares of Common Stock of the Company to SDL or such affiliate, within 10 days following such commencement of such tender offer and will not thereafter withdraw any such shares (provided that the Stockholder shall not receive less consideration than any other stockholder of the Company).

16. Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof, whereupon this will become a legal and binding obligation.

                                          VERY TRULY YOURS,

                                           / s / Michael F. Eichner
                                          --------------------------------------
                                          Michael F. Eichner

                                          Address:
                                          Ashurstwood House
                                          Hammerwood Road
                                          West Sussex RH193RX
                                          United Kingdom

Confirmed on the date
first above written.

SDL INTERNATIONAL PLC


By:  / s / Mark Lancaster
   ----------------------------------

                                   SCHEDULE I


  NAME AND ADDRESS OF STOCKHOLDER                  COMMON STOCK
  -------------------------------                  ------------
             OWN NAME:
        Michael F. Eichner                        330,000 shares
          C/o ALPNET Inc.
4460 South Highland Drive Suite 100
   Salt Lake City, UT 84124-3543

             OWN NAME:
        Michael F. Eichner                        134,369 shares
         Ashurstwood House
          Hammerwood Road
            Ashurstwood
          Sussex RH193RX
          United Kingdom

               NOBO:
          Michael Eichner                          35,000 shares
         Ashurstwood House
          Hammerwood Road
       West Sussex RH193 RX
          United Kingdom

    OBJECTING BENEFICIAL OWNER:
           Mike Eichner                           904,517 shares

                                                                 Exhibit (e)(11)


                                                               December 12, 2001


SDL International plc
Butler House
Market Street
Maidenhead
SL6 8AA
United Kingdom


Re:      Stockholder Agreement

Dear Sirs:

         The undersigned (the "Stockholder") understands that SDL International plc, a company organized under the laws of England and Wales ("Acquiror") is considering an acquisition of all or substantially all of the capital stock of ALPNET, Inc. (the "Acquisition").

         The Stockholder is a stockholder of ALPNET, Inc. (the "Company") and is entering into this letter agreement (the "Stockholder Agreement") to induce you to proceed with an Acquisition and to consummate the transactions contemplated thereby.

         The Stockholder confirms its agreement with you as follows:

1. The Stockholder represents, warrants and agrees that Schedule I annexed hereto sets forth the shares of Common Stock of the Company of which the Stockholder or its affiliates (as defined under the Securities Exchange Act of 1934, as amended) are the record and/or beneficial owner and that the Stockholder and its affiliates are on the date hereof the lawful owners of the number of shares of Common Stock set forth in Schedule I beside the name of the Stockholder or such other person. Except as set forth in Schedule I, neither the Stockholder nor any of its affiliates, own or hold any rights to acquire any additional shares of the capital stock of the Company (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares of Common Stock. The Stockholder, has sole voting power and sole power to issue instructions with respect to the matters set forth herein, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to engage in the actions set forth herein, in each case with respect to the shares of Common Stock set forth on
Schedule I hereto beside the name of the Stockholder or such other person.

2. Effective and commencing only at the time SDL and the Company executed a definitive agreement (the "Merger Agreement") providing for the Acquisition (the "Merger Agreement Effective Time") the Stockholder agrees, until February 28, 2002, that it will not permit any company, trust or other person or entity controlled by the Stockholder to, and will not permit any of its affiliates to, contract to sell, sell or otherwise transfer or dispose of any shares of Common Stock or any interest therein or securities convertible therein to or any voting rights with respect thereto, other than (i) pursuant to the Acquisition, or (ii) with your prior written consent.

3. The Stockholder agrees that it will not, and will not permit any such company, trust or other entity or person controlled by it to, and will not authorize any of its affiliates to, directly or indirectly (including through its officers, directors, employees or other representatives) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, Acquisition, consolidation or other business combination involving the Company, or the acquisition of any capital stock or any material portion of the assets of the Company, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Acquiror and its affiliates, or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding with respect to any Competing Transaction or agree to or otherwise assist in the effectuation of any Competing Transaction; provided, however, that nothing herein shall prevent or restrict the Stockholder, or any director or trustee of the Stockholder, who is a director or officer of the Company from taking any action or exercising his independent judgment in his capacity as a director or officer of the Company.

4. Effective and commencing only at the Merger Agreement Effective Time, the Stockholder agrees during the term of this Agreement that all of the shares of Common Stock beneficially owned by the Stockholder, or over which the Stockholder has voting power or control, directly or indirectly (including any shares of Common Stock beneficial ownership of which is acquired by the Stockholder after the date hereof), at the record date for any meeting of the Company's stockholders, however called, or in connection with any written consent of the stockholders of the Company, shall be voted (or caused to be voted) (i) in favor of the Acquisition, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement, this Stockholder Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or under this Stockholder Agreement; and
(iii) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Acquisition and the transactions with you or your affiliates contemplated by the Merger Agreement): (1) any extraordinary corporate transaction, such as an Acquisition, consolidation or other business combination involving the Company or its Subsidiaries; (2) any sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (3) (a) any change in the majority of the Board of Directors of the Company; (b) any material change in the present capitalization of the Company or any amendment of the Company's charter or bylaws; (c) any other material change in the Company's corporate structure or business; or (d) any other action, which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Acquiror of the Acquisition or the transactions contemplated by the Merger Agreement or this Stockholder Agreement.

5. Effective and commencing only at the Merger Agreement Effective Time, the Stockholder hereby grants to, and appoints, Acquiror and its officers, and any other designee of Acquiror, each of them individually, the Stockholder's irrevocable proxy and attorney-in-fact (with full power of substitution) to vote (as indicated in Section 4 above) the shares of Common Stock listed on Schedule I hereto beside the name of the Stockholder, and any shares of Common Stock beneficial ownership of which is acquired by the Stockholder after the date hereto at a duly called meeting of the Company's stockholders (and, in the event the

Stockholder has breached its obligations under this Stockholder Agreement or the Company breaches its obligation under the Merger Agreement to call and hold or otherwise fails to hold the Company Stockholders' Meeting, by duly executed written consent of stockholders). The Stockholder intends this proxy to be irrevocable, subject to Section 13 hereof, and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Stockholder with respect to the Stockholder's shares of Common Stock. The Stockholder agrees that if requested by Acquiror, the Stockholder will not attend or vote any shares of Common Stock beneficially owned by the Stockholder at any annual or special meeting of stockholders or execute any written consent of stockholders.

6. The Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Stockholder Agreement. The execution, delivery and performance of this Stockholder Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any trust agreement, voting agreement, stockholders agreement or voting trust. This Stockholder Agreement has been duly and validly executed and delivered by the Stockholder, and is enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of any interest of the Stockholder or any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Stockholder Agreement or the consummation of the transactions contemplated hereby. If the Stockholder is married and the Stockholder's shares of Common Stock constitute community property, this letter agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms.

7. Except for filings with the Securities and Exchange Commission, if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Stockholder Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby.

8. The Stockholder's shares of Common Stock (as listed on Schedule I) and the certificates representing such shares of Common Stock are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, rights of first refusal or offer, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

9. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by the Stockholder.

10. The Stockholder agrees that damages are an inadequate remedy for the breach by the Stockholder of any term or condition of this Stockholder Agreement and that Acquiror shall be entitled, without limitation of other available rights or remedies, to specific performance, a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the Stockholder's agreements herein.

11. Effective and commencing at the Merger Agreement Effective Time, the Stockholder agrees that this Stockholder Agreement and the obligations hereunder shall attach to such Stockholder's shares of Common Stock and shall be binding upon any person or entity to which legal or beneficial ownership of such shares of Common Stock shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.

12. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Stockholder Agreement.

13. This Stockholder Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

14. This Stockholder Agreement shall be governed by and construed in accordance with the laws of the State New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Whenever possible, each provision or portion of any provision of this Stockholder Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Stockholder Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Stockholder Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Each party hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the Stockholder at his or its address below, or to Acquiror at the address set forth above, shall be effective service of process for any action, suit or proceeding brought against such party in such court (and such address shall be also used for notices under this Stockholder Agreement). Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Stockholder Agreement or the transactions contemplated hereby, in the courts of the State of New York located in New York City or the United States of America located in New York City, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15. Effective and commencing only at the Merger Agreement Execution Time, the Stockholder agrees that in the event SDL or any of its affiliates commences a tender offer in any Acquisition approved by the Company (and not subsequently rejected) and occurring during the Effective Period, the Stockholder will tender all of its shares of Common Stock of the Company to SDL or such affiliate, within 10 days following such commencement of such tender offer and will not thereafter withdraw any such shares (provided that the Stockholder shall not receive less consideration than any other stockholder of the Company).

16. Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof, whereupon this will become a legal and binding obligation.

                                        VERY TRULY YOURS,


                                        /s/ Jaap van der Meer
                                        ----------------------------------------
                                        Jaap van der Meer

                                        Address:
                                        Oosteinde No 9
                                        1483 Ab De Rijp
                                        The Netherlands

Confirmed on the date
first above written.

SDL INTERNATIONAL PLC


By: /s/ Mark Lancaster
----------------------------------------

                                   SCHEDULE I
                                   ----------

     NAME AND ADDRESS OF STOCKHOLDER                         COMMON STOCK
     -------------------------------                         ------------

                OWN NAME:
            Jaap van der Meer                               450,000 shares
               c/o ALPNET
       4460 So Highland Dr Ste 100
        Salt Lake City, UT 84124

                OWN NAME:
            Jaap van der Meer                               503,426 shares
             Oosteinde No 9
             1483 Ab De Rijp
             The Netherlands

       OBJECTING BENEFICIAL OWNER:
            Jaap van der Meer                               216,820 shares